                                 POWER OF ATTORNEY

       KNOW ALL BY THESE PRESENTS, that undersigned hereby makes, constitutes and appoints Peter Macdonald, Denise Apicella and Nicole Carrillo, signing singly, the undersigned's true and lawful attorneys-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

 (i)    execute for and on behalf of the undersigned, in the undersigned's capacity as a director, director nominee, officer or beneficial owner of shares of common stock (the "Shares") of loanDepot, Inc., a Delaware corporation
    (the "Company"), any Schedule 13D or Schedule 13G, and any amendments, supplements or exhibits thereto (including any joint filing agreements)
    required to be filed by the undersigned under Section 13 of the Securities
    Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"), and any Forms 3, 4, and 5 and any amendments, supplements or exhibits thereto required to be filed by the undersigned under
    Section 16(a) of the Exchange Act;

(ii)    do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Schedule 13D,
    Schedule 13G, Form 3, 4, or 5 and timely file such forms with the United States
    Securities and Exchange Commission and any stock exchange on which the Shares are then listed, including, without limitation, the execution and delivery of a Form ID Application for EDGAR Access; and

(iii)    take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorneys-in- fact may approve in such attorneys-in-fact's discretion.

       The undersigned hereby grants to each such attorneys-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorneys-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 13 and Section 16 of the Exchange Act.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file reports or schedules under Section 13 or Section 16 of the Exchange
Act with respect to the undersigned's holdings of and transactions in securities issued by the
Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30th day of July, 2021.

                                /s/ Michael Linton
                                Michael Linton

STATE OF CALIFORNIA

COUNTY OF SAN MATEO

Sworn and subscribed before me this 30th day of July in the year 2021.

                                /s/ Nicholas Shing
                                Notary Public

[Notary Stamp]                Please see acknowledgement attached /s/NS

ACKNOLWEDGEMENT

A notary public or other officer completing this
certificate verified only the identity of the individual
who signed the document to which this certificate is
attached, and not the truthfulness, accuracy, or
validity of that document.

State of California\
County of San Mateo

On 07/30/2021 before me, Nicholas Shing, Notary Public
personally appeared Michael Linton,
who proved to me on the basis of satisfactory evidence to be the person(ss) who name(s)
is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s)
on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature  /s/ Nicholas Shing            (Seal)

NICHOLAS SHING
Notary Public  California
San Mateo County
Commission # 2232494
My Comm. Expires Feb 26, 2022